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                                                                      EXHIBIT 23




                        COMPUTER TASK GROUP, INCORPORATED




                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in the Registration Statements No. 33-41995, No. 33-61493, No. 33-50160, No. 333-12237, No. 333-39936, No.
333-51162, and No. 333-91148 on Form S-8, and No. 333-43263 and No. 333-66766 on
Form S-3 of Computer Task Group, Incorporated and Subsidiaries of our report dated February 5, 2003 (which reports expresses an unqualified opinion and includes an explanatory paragraph regarding an accounting change for goodwill) appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated and subsidiaries for the year ended December 31, 2002.




DELOITTE & TOUCHE LLP
Buffalo, New York
March 26, 2003


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